UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The NASDAQ Stock Market (“Nasdaq”) notified KaloBios Pharmaceuticals, Inc. (Nasdaq: KBIO) (the “Company”), by letter dated November 17, 2015, that the Company is not currently in compliance with Nasdaq’s continued listing requirement set forth in Rule 5250(c)(1) of the Nasdaq Listing Rules (the “Rules”), due to its failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “2015 Third Quarter 10-Q”) with the Securities and Exchange Commission (the “SEC”).

Under the Rules, the Company has 60 calendar days from November 17, 2015 to submit a plan to Nasdaq to regain compliance with the Rules.  The Company intends to file the 2015 Third Quarter 10-Q prior to such date and will submit a compliance plan to Nasdaq on or prior to January 16, 2016, if necessary.

If Nasdaq accepts the plan, it can grant an exception of up to 180 days from the due date of the filing of the 2015 Third Quarter 10-Q, or until May 16, 2016, for the Company to regain compliance with Rule 5250(c)(1). The Company may regain compliance at any time during this 180-day period upon filing its 2015 Third Quarter 10-Q, as well as all subsequent required periodic reports that are due within that period, with the SEC. If Nasdaq does not accept the Company’s compliance plan, the Company will have the opportunity to appeal that decision.

The Company intends to file its 2015 Third Quarter 10-Q with the SEC as soon as practicable. No assurance can be given that the 2015 Third Quarter 10-Q will be filed on or before January 16, 2016, or that Nasdaq will grant an exception to extend the period in which to bring the Company into compliance with Rule 5250(c)(1) beyond that date.

Forward Looking Statements:

The foregoing information includes forward-looking statements that are subject to risks and uncertainties. Additional considerations and other important risk factors affecting the Company’s business are described in the Company’s reports on Forms 10-K and 10-Q and other filings with the SEC. The forward-looking statements in this report speak only as of the date hereof.

Item 5.01 Change of Control of Registrant

On November 17, 2015, Martin Shkreli, David Moradi (through Anthion Partners II LLC (“Anthion”), a private investment vehicle of which Mr. Moradi is the Managing Member) and Marek Biestek (collectively, the “Control Group”) acquired over 50.1% of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), in the aggregate, through open market purchases. The Control Group are members of a “group” within the meaning of Rule 13d-5 and/or Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

As of the date of this Current Report, the Control Group owns an aggregate of 2,885,000 shares of the Common Stock or approximately 70.0% of the outstanding shares of the Common Stock. The aggregate purchase price for all securities purchased by the Control Group as of the date hereof is approximately $4,363,853. The source of funding for the purchase of these shares of Common Stock were the personal funds of Messrs. Shkreli and Biestek and the general working capital of Anthion.

As these purchases were made in the open market, control of the Company was not assumed from a particular person or group of persons. There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2015, the Company terminated Mr. Herb Cross from his position as Interim President, Chief Executive Officer and Chief Financial Officer of the Company, effective immediately, and Martin Shkreli was appointed as Chief Executive Officer of the Company and elected as Chairman of the Board.

Martin Shkreli, age 32, is currently the Chief Executive Officer and is founder of Turing Pharmaceuticals AG (“Turing”). Turing is considered an affiliate of the Company based on Mr. Shkreli’s control of Turing and his ownership interests in the Company. From December 17, 2012 until October 13, 2014, Mr. Shkreli served as the Chief Executive Officer and as a director of Retrophin, Inc. (Nasdaq: RTRX), a biotechnology company that develops treatments for rare and catastrophic diseases. In March 2011, Mr. Shkreli founded Retrophin, LLC (the predecessor to Retrophin, Inc.) and served as the President of Retrophin, LLC from the date of its formation. Mr. Shkreli was also the founder and managing partner of MSMB Capital Management, a New York hedge fund firm founded in 2006 that ceased to operate in 2013 that managed a variety of partnerships. Mr. Shkreli is an experienced biotechnology and pharmaceutical industry investor, particularly in businesses with orphan drugs. Mr. Shkreli received his Bachelors of Business Administration from Baruch College. The Company believes that Mr. Shkreli’s prior experience, attributes and skills are indicators of his professional competence for the role as Chief Executive Officer of the Company.

There are no family relationships between Mr. Shkreli and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no relationships or related transactions between Mr. Shkreli and the Company that would be required to be reported under Item 404(a) of Regulation S-K.  There are no material plans (including compensatory plans), contracts or arrangements (whether or not written) with the Company to which Mr. Shkreli is a party.

On November 19, 2015, the board of directors of the Company (the “Board”) appointed Martin Shkreli as Chairman of the Board and Marek Biestek, Tony Chase and David Moradi as members of the Board. The then current directors of the Board, Ted W. Love, Denise Gilbert, Laurie Smaldone Alsup, Gary Lyons, Robert A. Baffi and Raymond M. Withy (collectively, the “Resigning Directors”), resigned, effective immediately after such appointments. The Resigning Directors had no disagreement with the Company that led to their respective resignations.  On November 22, 2015, the Board appointed Tom Fernandez and Michael Harrison as members of the Board and members of the Board’s Audit Committee, with Mr. Harrison appointed as chairman of such committee.

There are no arrangements or understandings between Messrs. Biestek, Chase, Fernandez, Harrison, Moradi, and Shkreli  (collectively, the “Newly Appointed Directors”) and any other persons pursuant to which each such director was selected as a director and there are no material plans, contracts or arrangements (whether or not written) with the Company to which the Newly Appointed Directors are a party. There are no relationships or related transactions between the Newly Appointed Directors and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press release dated November 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Martin Shkreli
Martin Shkreli Chief Executive Officer

Dated: November 23, 2015